Exhibit 99.1

WRITTEN CONSENT TO ACTION WITHOUT MEETING

OF DIAMOND INFORMATION INSTITUTE, INC.

BOARD OF DIRECTORS' RESOLUTION APPROVING NAME CHANGE AND DOMICILE CHANGE

Pursuant to N.J.R.S., and the bylaws, the following action is taken and approved by the Board of Directors of DIAMOND INFORMATION INSTITUTE, INC. (the “Company”) by unanimous written consent as if a meeting had been properly called and held and all the directors were present at the meeting and voted in favor of such action:

WHEREAS, the Company incorporated in the state of New Jersey on October 24, 1988, and since that time the state of New Jersey has been the state of incorporation and domicile for the Company; and

WHEREAS, Management of the Company believes that changing the state of incorporation and domicile from New Jersey to the state of Wyoming to be in the best interests of the Company; and

WHEREAS, the Company has begun to engage in businesses involving the development of therapies derived from organic cells, and not involving the business of providing information to institutes about diamonds and other carbon allotropes; and

WHEREAS, Management of the Company believes that, in conjunction with the change of state of incorporation and domicile, the Company should adopt a new corporate name which better captures the Company’s plans for more diversification of its business;

NOW, therefore, be it

RESOLVED, that the Company authorize and enact the following two corporate actions: (a) a change of state of incorporation and domicile from the state of New Jersey to the state of Wyoming; and (b) a change of the name of the Company from DIAMOND INFORMATION INSTITUTE, INC. to THERAPY CELLS, INC.; and be it further

RESOLVED, that the record date and time, and the effective date and time, of both corporate actions, be May 20, 2011, subject to FINRA’s publication date as announced by FINRA; and be it further

RESOLVED, that the Company’s President, Christopher Glover, send a conformed copy of this resolution to the Company’s transfer agent, Action Stock Transfer Corp.; and be it further

RESOLVED, that the directors of this Company are empowered and directed, in the name of and on behalf of the Company, to execute and sign this Resolution; and the officers and directors of the Company are empowered and directed in the name and on behalf of the Company to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Resolution, and all such acts and doings of the officers of the Company consistent with the purpose of this Resolution are hereby authorized, approved, ratified and confirmed in all respects.

IN WITNESS WHEREFORE, the undersigned, being the sole Director of DIAMOND INFORMATION INSTITUTE, INC., hereby sign this consent on the date indicated below.

Dated: April 11, 2011

/s/Christopher Glover

Christopher Glover

Sole Director

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